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                                    WESTCORE TRUST

                                  Amendment No. 1 to
                                  CUSTODY AGREEMENT


                                                          , 1998
                                             -------------



BNY Western Trust Company
90 Washington Street
22nd Floor
New York, NY  10286

Dear Sirs:

     This letter is to confirm that the undersigned, Westcore Trust (the "Trust"), a Massachusetts business trust, appoints BNY Western Trust Company ("BNY") to act as custodian of the property belonging to its Mid-Cap Value Fund on the terms and conditions set forth in the Custody Agreement ("Agreement") between the Trust and Wells Fargo Bank, N.A. as assumed by BNY Western Trust Company, a subsidiary of Bank of New York, dated as of January 22, 1997, and for the compensation as agreed upon in writing from time to time by the trust and BNY. Please sign below to accept this appointment and to agree that the Agreement is hereby amended to provide that BNY shall act as the Custodian for the Trust's Mid-Cap Value Fund in accordance with the foregoing.

                              Very truly yours,

                              WESTCORE TRUST



                              By:
                                   ----------------------------
                                   Name:
                                   Title:

Accepted:

BNY Western Trust Company,
a subsidiary of Bank of New York



By:
     --------------------------
     Name:
     Title: